Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

REGISTRATION STATEMENT

(Form Type)

ABOVE FOOD INGREDIENTS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Newly Registered Securities
	Equity	Common Shares (3)	Rule 457(c) and 457(f)(1)	20,272,598	$2.37	(4)	$48,046,057.26	0.0001476	$7,091.60
	Equity	Common Shares issuable upon exercise of Company Warrants (5)	Rule 457(i)	350,000	$11.50	(6)	$4,025,000	0.0001476	$594.09
		Total Offering Amounts					$52,071,057.26		$7,685.69
		Total Fees Previously Paid							—
		Total Fee Offsets							—
		Net Fee Due							$7,685.69

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Determined in accordance with Section 6(b) of the Securities Act, at a rate equal to $147.60 per $1.0 million of the proposed maximum aggregate offering price.

(3)	Represents common shares (“Common Shares”) in the authorized share capital of the registrant, Above Food Ingredients Inc., an Alberta corporation (the “Company”), registered for resale by the selling securityholders, consisting of (i) 2,299,996 Common Shares issued to the Enhol shareholders in a private placement pursuant to the Enhol SPA and Enhol Subscription Agreement (each as defined in the Proxy Statement/Prospectus); (ii) 1,382,550 Common Shares issued to certain selling securityholders pursuant to subscription agreements consummated concurrently with the business combination, pursuant to the Business Combination Agreement, dated as of April 29, 2023 (as amended on March 12, 2024 (the “Business Combination Agreement,” and the transactions contemplated thereby, collectively, the “Business Combination”), with Bite Acquisition Corp., a Delaware corporation (“Bite”), Above Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), the Company and Above Food Corp., a corporation organized under the laws of Saskatchewan, Canada (“Above Food”); (iii) 150,000 Common Shares issued in a private placement pursuant to an expense note in favor of Gowling WLG (Canada) LLP; (iv) 1,097,380 Common Shares issued to certain strategic investors in a private placement pursuant that certain Convertible Subordinated Loan Agreement, dated as of December 29, 2022; (iv) 4,345,616 Common Shares (“Bite Founder Shares”) issued to the Sponsor and management of Bite Acquisition Corp. (“Bite”) and their transferees in exchange for their Bite common stock, par value $0.0001 per share (“Bite Common Stock”) on a one-for-one basis pursuant to the Business Combination; (v) 10,018,936 Common Shares issued to certain former securityholders (the “Above Food Holders”) of Above Food pursuant to the Business Combination in exchange for securities of Above Food held as of the Closing of the Business Combination; and (vi) 978,120 Common Shares of issued in a private placement pursuant to an asset purchase agreement with NRGene Technologies Ltd.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Common Shares reported on Nasdaq on July 9, 2024 ($2.86 per Common Share). This calculation is in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

(5)	Represents Common Shares issuable upon exercise of the warrants to purchase Common Shares at an exercise price of $11.50 per share (“Company Warrants”) of the Sponsor and its affiliates.

(6)	Represents the exercise price of Company Warrants of $11.50 in accordance with Rule 457(i).